Exhibit 10.9

RESTRICTED STOCK UNIT AGREEMENT

Biora Therapeutics, Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Unit Agreement (this “RSU Agreement”) is attached a Restricted Stock Unit Award to acquire a certain number of shares of Common Stock upon the vesting and settlement of such award as set forth in the Grant Notice and this RSU Agreement (the “RSU Award”). The RSU Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Biora Therapeutics, Inc. 2021 Inducement Plan (the “Plan”), the provisions of which are incorporated herein by reference. By accepting the grant, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this RSU Agreement and the Plan, (b) acknowledges and agrees to all of the terms and conditions of the RSU Award as set forth in the Grant Notice, this RSU Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this RSU Agreement or the Plan.

1.
DEFINITIONS AND CONSTRUCTION.

1.1
Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this RSU Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.
Inducement Award. This RSU Award is granted to Participant as a material inducement to the commencement of employment within the meaning of the Listing Rule.

3.
VESTING AND SETTLEMENT OF THE RSU AWARD.
3.1
General. The RSU Award shall vest in accordance with the vesting schedule set forth in the Grant Notice. In the event that the vesting schedule applicable to the RSU Award results in the vesting of a fractional share of Common Stock, the vesting shall be rounded down to the nearest whole share of Common Stock, except at the time that Participant becomes fully vested in the RSU Award, the Participant shall become vested in all remaining unvested shares of Common Stock subject to the RSU Award. Each Restricted Stock Unit represents the right to receive payment on the date it vests in the form of one share of the Company’s Common Stock. In no event shall the Participant receive such shares in respected of vested Restricted Stock Units any later than March 15th of the year subsequent to the year of vesting. Prior to actual payment of a share of Common Stock on any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to issue shares of Common Stock as contemplated by this RSU Agreement and the Plan.
3.2
Change in Control. Upon a Change in Control that occurs while any portion of the RSU Award remains unvested, the RSU Award shall be assumed or an equivalent award substituted by the successor corporation (or a parent thereof) (the “Acquiror”) and such award shall continue to be subject to the same vesting terms provided under the Grant Notice and this Agreement; provided, that the Participant shall be eligible to receive 100% of the shares of Common Stock then subject to the RSU Award if the Acquiror does not either assume the RSU Award or substitute an equivalent award for the RSU Award and the Board does not take other action provided for under Section 9(c) of the Plan.

3.3
Tax Withholding. The Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to the vesting, settlement or any other event that triggers a tax liability with respect to the RSU Award by any of the following means or by a combination of such means: (a) causing the Participant to tender, or cause to have tendered, a cash payment, (b) withholding from the Participant’s cash compensation from the Company after obtaining the authorization of the Participant, (c) withholding, or causing to have withheld, shares of Common Stock or other securities or other property from the shares of Common Stock, other securities or other property issued or otherwise issuable to the Participant in connection with the settlement of the RSU Award (only up to the amount permitted that will not cause an adverse accounting consequence or cost), or (d) payment from any amounts otherwise payable to the Participant out of proceeds from the sale of shares of Common Stock issued pursuant to the RSU Award under a program established by the Company. Unless otherwise provided by the Company through action of the Board or Committee or agreement with the Participant, the Company’s withholding tax obligations shall generally be satisfied using the approach set forth under (c) or (d) above. None of the Company, its Affiliates, its representatives or agents, or any other person shall have any obligation to deliver shares of Common Stock or other securities or other property, until the tax withholding obligations of the Company have been fully satisfied by the Participant.

3.4
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker selected by the Company, or with the concurrence of the Company, any broker with which the Participant has an account relationship of which the Company has notice, any or all shares of Common Stock acquired by the Participant pursuant to the settlement of the RSU Award. Except as provided by the preceding sentence, a certificate for the shares as to which the RSU Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant (or for any uncertificated shares, such entry shall be made in book-entry form).

3.5
Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon the settlement of the RSU Award.

3.6
No Rights as a Stockholder; Spin-Off Participation.

(a)
The Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any share of Common Stock subject to the RSU Award, including but not limited to voting rights and rights to dividends and distributions that may become payable to the holders of Common Stock, prior to the time that (i) all vesting conditions set forth in the Grant Notice and this RSU Agreement have been satisfied (i.e., satisfaction of the required period of Continuous Service), (ii) such share of Common Stock has been issued by the Company, and (iii) such issuance of the share of Common Stock subject to the RSU Award has been entered into the books and records of the Company, unless expressly provided herein. Except as provided in Section 3.6(b) below, no dividends, distributions or dividend equivalents shall be credited in respect of shares of Common Stock covered by the RSU Award until the time that such shares of Common Stock have been issued and such issuance has been entered into the books and records of the Company.

(b)
In the event that the holders of shares of Common Stock receive as a dividend securities of a subsidiary of the Company (such entity, “SpinCo”) in a spin-off of all or substantially all of the equity securities of SpinCo held directly or indirectly by the Company (a “Spin-Off”), then the Participant shall be eligible to receive a number of shares of restricted common stock of SpinCo equal to (i) the number of shares of Common Stock subject to the portion of the RSU Award that has vested based on Continuous Service as of the effective date of the Spin- Off, multiplied by (ii) the number of securities of SpinCo that a holder of one share of Common Stock will receives in the Spin-Off (such restricted common stock of SpinCo, the “SpinCo Restricted Shares”). None of the Company, SpinCo or any other person shall have any obligation to settle the SpinCo Restricted Shares until the tax withholding obligations of the Company and/or SpinCo have been satisfied by the Participant. Notwithstanding the foregoing, the Company may, in its sole discretion, determine to provide, or cause to have provided, other equity securities or derivative securities of SpinCo of equivalent value (as determined by the Board) in lieu of the SpinCo Restricted Shares at the time of the Spin-Off. If the Company so determines, references in this RSU Agreement to SpinCo Restricted Shares shall mean such other equity securities or derivative securities of SpinCo.

4.
EFFECT OF TERMINATION OF CONTINUOUS SERVICE.

4.1
The following terms shall govern the treatment of the RSU Award upon the

Participant’s termination of Continuous Service:

(a)
Termination for Cause. Notwithstanding any other provision of this RSU Agreement, if the Participant’s Continuous Service is terminated for Cause, the RSU Award shall terminate in its entirety upon such termination of Service.

(b)
Other Termination of Service. If the Participant’s Continuous Service terminates for any reason (other than for Cause), the Participant shall be eligible to receive the shares of Common Stock subject to the portion of the RSU Award that has vested based on Continuous Service as of the date on which the Participant’s Continuous Service terminates. The portion of the RSU Award that remains unvested as of the date on which the Participant’s Continuous Service terminates, shall be forfeited and become null and void.

5.
PROHIBITION ON TRANSFER

The Participant shall not offer, sell, enter a contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of or transfer, or attempt to dispose of or transfer, the RSU Award (or any shares of Common Stock subject to the RSU Award) or any rights to acquire stock of the Company or any SpinCo under the RSU Award.

6.
LEGENDS AND PARTICIPANT REPRESENTATIONS.

6.1
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions, and any other applicable restrictions on all certificates representing shares of stock subject to the provisions of this RSU Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing any shares acquired pursuant to the RSU Award in the possession of the Participant in order to carry out the provisions of this Section.

6.2
Representations of Participant. In connection with the grant of the RSU Award hereunder, the Participant represents and warrants to and covenants with the Company as follows:

(a)
The shares of Common Stock which are the subject of this RSU Agreement have been acquired by the Participant for investment and not with a view to, or in connection with, the sale or distribution thereof. No such sale or disposition may be effected without an effective registration statement related thereto or an opinion of counsel satisfactory to the company that such registration is not required under the Securities Act.

(b)
The Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the RSU Award and has had full access to such other relevant information concerning the Company as the Participant has reasonably requested or as may be legally required.

(c)
This RSU Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable as to the Participant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery, and performance of the Grant Notice and this RSU Agreement by the Participant does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which the Participant is a party or any judgment, order, or decree to which the Participant is subject.

(d)
The Participant represents that the Participant has not relied on the Company for (i) any representations or warranties, oral or written, by or on behalf of the Company not set forth herein, including any representations and warranties made by its officers, or other representatives or agents, relating to the future performance of the Company or the Common Stock or any Spin-Off, including any projections relating to the value thereof or the likelihood or timing of any Spin-Off, or (ii) any advice regarding the federal, state and local tax consequences of this RSU Agreement and has consulted, and has been fully advised by, the Participant’s own tax advisor, regarding the federal, state and local tax consequences of this RSU Agreement and the receipt of the RSU Award.

7.
MISCELLANEOUS PROVISIONS.

7.1
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this RSU Agreement.

7.2
Binding Effect. Subject to the restrictions on transfer set forth herein, this RSU Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

7.3
Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or electronic delivery at the e-mail address, if any, provided by the Company or the Participant to the other party, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party. If the Participant does not affirmatively designate a different e-mail address and/or physical address, the Company may use the Participant’s Company e-mail address and may rely upon the use of the most recent address for the Participant in the Company’s books and records.

(a)
Description of Electronic Delivery. The Plan documents, which include the Plan, the Grant Notice, and this RSU Agreement, as well as any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)
Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 8(i) of the Plan (“Electronic Delivery”) and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 8(i) of the Plan. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 8(i) of the Plan or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company at the e- mail address or physical address provided by the Company for this purpose of such revoked consent or revised e-mail address by postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 8(i) of the Plan.

7.4
Integrated Agreement. The Grant Notice, this RSU Agreement and the Plan, together with any employment, service or other agreement between the Participant and Company expressly referring to the RSU Award, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the RSU Agreement and the Plan shall survive any settlement of the RSU Award and shall remain in full force and effect.
7.5
Applicable Law. The laws of the State of Delaware will govern all questions concerning the construction, validity, and interpretation of this RSU Agreement, without regard to that state’s conflict of laws rules.

7.6
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.